Exhibit 99.1

Press Release

Pike Completes Acquisition of UC Synergetic

MOUNT AIRY, N.C. – July 2, 2012 – Pike Electric Corporation (NYSE: PIKE), one of the nation’s leading energy solutions providers, today announced that it completed the acquisition of Synergetic Design Holdings, Inc. and its wholly owned subsidiary UC Synergetic, Inc. With UC Synergetic, Pike will extend its footprint in the Northeast and Midwest and become one of the largest utility infrastructure engineering and design firms in the United States.

Headquartered in Charlotte, NC, UC Synergetic has major offices in Atlanta, Boston, Columbus, Dallas, Denver, Raleigh and Tampa. For more information, visit www.ucsynergetic.com.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 200 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of power delivery systems, including renewable energy projects. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms “should,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend” and “project” and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Investor Relations Contact:

(336) 719-4622

IR@pike.com

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